Exhibit 99.B(e)(1)(cc)

SCHEDULE A

(to the Amended and Restated Distribution Agreement between Pacific Funds Series Trust and Pacific Select Distributors dated January 1, 2007)

Fund Name	Share Class(es)
Pacific FundsSM Portfolio Optimization Conservative	A, B, C, Advisor
Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, Advisor
Pacific FundsSM Portfolio Optimization Moderate	A, B, C, Advisor
Pacific FundsSM Portfolio Optimization Growth	A, B, C, Advisor
Pacific FundsSM Portfolio Optimization Aggressive-Growth	A, B, C, Advisor
Pacific FundsSM Core Income	A, C, I, Advisor, P
Pacific FundsSM Floating Rate Income	A, C, I, Advisor, P
Pacific FundsSM High Income	A, C, I, Advisor, P
Pacific FundsSM Short Duration Income	A, C, I, Advisor
Pacific FundsSM Strategic Income	A, C, I, Advisor
Pacific FundsSM Diversified Alternatives	A, C, Advisor
Pacific FundsSM Large-Cap	A, C, Advisor, S, P
Pacific FundsSM Large-Cap Value	A, C, Advisor, S, P
Pacific FundsSM Small/Mid-Cap	A, C, Advisor, S, P
Pacific FundsSM Small-Cap	A, C, Advisor, S, P
Pacific FundsSM Small-Cap Value	A, C, Advisor, S, P
Pacific FundsSM Small-Cap Growth	A, C, Advisor, S, P
Pacific FundsSM Ultra Short Income	I, Advisor
Pacific FundsSM Diversified Income	Advisor

PF Small-Cap Value Fund

PF Emerging Markets Fund

PF Developing Growth Fund

PF International Value Fund

PF Large-Cap Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF Mid-Cap Equity Fund

PF International Large-Cap Fund

PF International Small-Cap Fund

PF Managed Bond Fund

PF Inflation Managed Fund

PF Real Estate Fund

PF Emerging Markets Debt Fund

PF Currency Strategies Fund

PF Equity Long/Short Fund

PF Multi-Asset Fund

PF Multi-Fixed Income Fund

P

Effective:   June 28, 2019

AGREED TO AND ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

By: /s/ Brett M. Hynes	By: /s/ Jane M. Guon
Name: Brett M. Hynes	Name: Jane M. Guon
Title: Vice President	Title: Secretary